Lehman Brothers First Trust Income Opportunity Fund
Form: N-SAR June 30, 2006
Attachement - item 77O

Transactions Effected Pursuant to Rule 10f-3

Transaction #1:

Name of Security:	Chesapeake Energy Corp, 7.625%, 7/15/13
Cusip (165167BY2)
Registration under Securities Act of	Yes
1933 [10f-3(b)(1)(i)]

Time of Acquisition [10f-3(b)(2)]
- Date Acquired	6/27/2006
- Date First Offered	6/27/2006

Firm Commitment Underwriting	Yes

Reasonableness of Spread [10f-3(b)(6)]
- Offering Price Per Unit	98.266
- Gross Spread % or $	1.625%
- Yield-To-Maturity	7.95%

Issuer in Continuous Operation at	Yes
Least Three Years? [10f-3(b)(4)]

Amount Purchased by Fund and all associated Funds of the Sub-Adviser [10f-3(b)(7)]
- Size of Issue	500,000,000

- Purchase Price per Unit	98.266
- Total Units Purchased by Fund	3,290,000
- Total Purchase Price by Fund	3,232,951
- Percentage of Offering Purchased by Fund	0.66%

- Aggregate Amount Purchased by Sub-Adviser	30,000,000
- Percentage of Offering Purchased by Sub-Adviser	6.00%

From Whom Purchased [10f-3(b)(8)]
- Selling Dealer(s)	Bank of America Securities

- Syndicate Manager(s)	Lead Managers: Banc of America Securities LLC
Deutsche Bank Securities, Inc.
Goldman, Sachs & Co., Inc.
Lehman Brothers
Wachovia Securities, Inc.

Senior Co-Managers: ABN AMRO, Inc.
Calyon Securities, (USA) Inc.
Fortis Securities
RBS Greenwich Capital
SunTrust Robinson Humphrey
Wells Fargo Securities
BNP Paribas

Co-Managers: Barclays Capital
BMP Capital Markets
Bosc, Inc.
Comerica Securities
DZ Bank International
HVB Capital Markets, Inc./New York
Piper Jaffray & Co.
TD Securities
Wedbush Morgan Securities, Inc.
- Affiliated Broker / Dealer	Lehman Brothers

Information or materials upon which the determination described in paragraph (h)(3) of the rule 10f-3 was made.

The above information will be provided to the Board of Directors at its regularly scheduled second quarter 2006 meeting as well as information supporting the reasonableness of the 1.625% gross spread paid to certify that the purchase was made in compliance with the Board adopted Rule 10f-3 procedures.

Transaction #2:

Lehman Brothers First Trust Income Opportunity Fund
Transactions Effected Pursuant to Rule 10f-3
Quarter Ended: 6/30/06

Sub-Adviser:	Lehman Brothers Asset Management LLC

Name of Security:	Intelsat ( Bermuda ), Ltd., 9.25%, 6/15/16
Cusip (45820EAS1)
Registration under Securities Act of	Yes
1933 [10f-3(b)(1)(i)]

Time of Acquisition [10f-3(b)(2)]
- Date Acquired	6/19/2006
- Date First Offered	6/19/2006

Firm Commitment Underwriting	Yes

Reasonableness of Spread [10f-3(b)(6)]
- Offering Price Per Unit	100.000
- Gross Spread % or $	2.00%
- Yield-To-Maturity	9.25%

Issuer in Continuous Operation at	Yes
Least Three Years? [10f-3(b)(4)]

Amount Purchased by Fund and all associated Funds of the Sub-Adviser [10f-3(b)(7)]
- Size of Issue	750,000,000

- Purchase Price per Unit	100.000
- Total Units Purchased by Fund	1,360,000
- Total Purchase Price by Fund	1,360,000
- Percentage of Offering Purchased by Fund	0.18%

- Aggregate Amount Purchased by Sub-Adviser	10,000,000
- Percentage of Offering Purchased by Sub-Adviser	1.33%

From Whom Purchased [10f-3(b)(8)]
- Selling Dealer(s)	Deutsche Bank Securities

- Syndicate Manager(s)	Lead Managers: Deutsche Bank Securities
Lehman Brothers
Citigroup
Credit Suisse

Co Managers: Bear Stearns & Co, Inc.
BNP Paribas
Goldman Sachs & Co.
JP Morgan
Merril Lynch, Pierce, Fenner & Smith & Co.
RBS Greenwhich Capital
- Affiliated Broker / Dealer	Lehman Brothers

Information or materials upon which the determination described in paragraph (h)(3) of the rule 10f-3 was made.

The above information will be provided to the Board of Directors at its regularly scheduled second quarter 2006 meeting as well as information supporting the reasonableness of the 2.00% gross spread paid to certify that the purchase was made in compliance with the Board adopted Rule 10f-3 procedures.

Transaction #3:

Lehman Brothers First Trust Income Opportunity Fund
Transactions Effected Pursuant to Rule 10f-3
Quarter Ended: 3/31/06

Sub-Adviser:	Lehman Brothers Asset Management LLC

Name of Security:	Copano Energy LLC, 8.125%, 3/1/16
Cusip (217203AA6)
Registration under Securities Act of	Yes
1933 [10f-3(b)(1)(i)]

Time of Acquisition [10f-3(b)(2)]
- Date Acquired	1/31/2006
- Date First Offered	1/31/2006

Firm Commitment Underwriting	Yes

Reasonableness of Spread [10f-3(b)(6)]
- Offering Price Per Unit	100.000
- Gross Spread % or $	2.00%
- Yield-To-Maturity	8.125%

Issuer in Continuous Operation at	Yes
Least Three Years? [10f-3(b)(4)]

Amount Purchased by Fund and all associated Funds of the Sub-Adviser [10f-3(b)(7)]
- Size of Issue	225,000,000

- Purchase Price per Unit	100.000
- Total Units Purchased by Fund	370,000
- Total Purchase Price by Fund	370,000
- Percentage of Offering Purchased by Fund	0.16%

- Aggregate Amount Purchased by Sub-Adviser	2,140,000
- Percentage of Offering Purchased by Sub-Adviser	0.95%

From Whom Purchased [10f-3(b)(8)]
- Selling Dealer(s)	Bank of America Securities LLC

- Syndicate Manager(s)	Lead: Bank of America Securities LLC

Co Managers: Credit Suisse First Boston Corp.
Comerica Securities
Fortis Securities
Goldman Sachs & Co.
KeyBanc Capital Markets
Lehman Brothers
Piper Jaffray
RBC Capital Markets
Sanders Morris Harris
- Affiliated Broker / Dealer	Lehman Brothers

Information or materials upon which the determination described in paragraph (h)(3) of the rule 10f-3 was made.

The above information was provided to the Board of Directors at its regularly scheduled first quarter 2006 meeting as well as information supporting the reasonableness of the 2.00% gross spread paid to certify that the purchase was made in compliance with the Board adopted Rule 10f-3 procedures.